UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2006

i2 Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-28030	75-2294945
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One i2 Place 11701 Luna Road Dallas, Texas		75234
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:   (469) 357-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 15, 2006, i2 Technologies, Inc. (the “Company”) and Gregory A. Brady, a former officer and director of the Company (“Brady”), entered into a Settlement Agreement With Mutual Releases (the “Settlement Agreement”). The Settlement Agreement provides for (i) certain payments by the Company to finally settle various issues of advancement and indemnification under existing agreements by the Company to provide Brady with indemnification (the “Existing Indemnification Agreements”) as well as an existing court order (the “Court Order”), and (ii) mutual general releases by Brady and the Company, each in favor of the other. The Settlement Agreement is expressly conditioned upon the entry of a final settlement and order of dismissal of certain pending litigation commenced against Brady by the Securities and Exchange Commission (the “Pending Litigation”). The Company’s understanding is that the Pending Litigation is the subject of current settlement negotiations between Brady and the Securities and Exchange Commission.

Pursuant to the terms of the Settlement Agreement, the Company shall pay $2.5 million to Brady in full settlement and compromise of all claims of Brady under the Existing Indemnification Agreements and the Court Order. Such payment is to be held in escrow until the entry of a final settlement and order of dismissal of the Pending Litigation. In addition, the Company shall pay Brady’s defense costs incurred as of the date of the Settlement Agreement in connection with the Pending Litigation plus up to $50,000 in additional defense costs incurred after the date of the Settlement Agreement to facilitate the completion of the settlement and dismissal of the Pending Litigation.

Assuming that a final settlement and order of dismissal of the Pending Litigation is entered, under the terms of the Settlement Agreement the Company shall have no further obligation to advance costs, fees or expenses to Brady or to indemnify Brady in connection with any present, threatened or future litigation by virtue of the fact that Brady was a director, officer, employee or agent of the Company or was serving at any time at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

The summary of the Settlement Agreement contained in this Item 1.01 is qualified in its entirety by reference to the Settlement Agreement itself, a copy of which is being filed as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated by this reference into this Item 1.01 in its entirety.

Item 8.01. Other Events.

As previously disclosed, the Company has been appealing the results of an Internal Revenue Service (IRS) examination regarding matters relating to the timing of the Company’s remittance of withholding taxes associated with the exercise of certain stock options by employees in the 2000 tax year. The Company’s protest regarding the IRS’s position on the matter has been under review by the IRS Appeals Division. On December 14, 2006, the IRS notified the Company that no deficiency or overassessment exists and that no further action is being required of the Company.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Description

10.1	Settlement Agreement With Mutual Releases

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 20, 2006	i2 TECHNOLOGIES, INC.

	By:	/s/ Michael J. Berry
Michael J. Berry
Executive Vice President and Chief
Financial Officer